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                                 EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our report incorporated by reference into this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-17265, 333-09981, 333-09977, and 33-90606.


ARTHUR ANDERSEN LLP



West Palm Beach, Florida,
March 31, 1999